UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 9, 2012

LIQUIDMETAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30452 Esperanza
Rancho Santa Margarita, California 92688
 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 9, 2012, the Audit Committee of the Board of Directors of Liquidmetal Technologies, Inc. (the “Company”), in consultation with the Company’s independent registered public accounting firm, determined that the Company will restate its financial statements for the year ended 2010 as reported on the Company’s annual report on Form 10-K for the year ended December 31, 2010 and for the corresponding interim periods in fiscal 2011 for which the Company filed reports on Form 10-Q.  Accordingly, the Company’s prior financial statements for such periods should no longer be relied upon.

Specifically, the Audit Committee, in consultation with the Company’s independent registered public accounting firm, determined that certain of the Company’s stock purchase warrants related to preferred stock issuances were not properly recorded in accordance with the Derivative and Hedging Topic of the FASB Accounting Standards Codification Topic 815 ("ASC 815"), which became effective for the Company on July 1, 2009.  Therefore, the Company intends to restate its consolidated financial statements as of and for the year ended December 31, 2010, as well as the interim periods in fiscal 2011, by way of footnote disclosure in the Company’s forthcoming Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

All of the restatement adjustments are non-cash in nature and not related to the Company’s operations.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Thomas Steipp
Thomas Steipp,
President and Chief Executive Officer

Date:  March 14, 2012